Exhibit 8.1

List of Significant Subsidiaries and Consolidated Affiliated Entities of iQIYI, Inc.

Subsidiaries	Place of Incorporation
Beijing QIYI Century Science & Technology Co., Ltd.	PRC
Beijing iQIYI Interactive Technology Co., Ltd.	PRC
Shanghai iQIYI Network & Technology Co., Ltd.	PRC
Chongqing QIYI Tianxia Science & Technology Co., Ltd.	PRC
Beijing iQIYI New Media Science & Technology Co., Ltd.	PRC
iQIYI Film Group HK Limited	Hong Kong
iQIYI HK Limited	Hong Kong
Special (Hong Kong) Co., Ltd.	Hong Kong
Magic Prime Group Limited	BVI
iQIYI Film Group Limited	Cayman Islands
iQIYI Media Limited	Cayman Islands
Skymoons Inc.	Cayman Islands

Consolidated Affiliated Entities	Place of Incorporation
Beijing iQIYI Science & Technology Co., Ltd.	PRC
Shanghai iQIYI Culture Media Co., Ltd.	PRC
Shanghai Zhong Yuan Network Co., Ltd.	PRC
iQIYI Pictures (Beijing) Co., Ltd.	PRC
Beijing iQIYI Intelligent Entertainment Technology Co., Ltd.	PRC
Chengdu Skymoons Digital Entertainment Co., Ltd.	PRC
Chengdu Skymoons Interactive Network Game Co., Ltd.	PRC